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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) November 29, 2000

                        j2 Global Communications, Inc.
            (Exact name of registrant as specified in its charter)

           Delaware                      0-25965                  51-0371142
(State or other jurisdiction           (Commission              (IRS Employer
       of incorporation                File Number)          Identification No.)

                             6922 Hollywood Blvd.
                                   Suite 900
                        Los Angeles, California  90028
                   (Address of principal executive offices)

                                (323) 860-9200
             (Registrant's telephone number, including area code)

                                JFAX.COM, Inc.
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Effective November 29, 2000, JFAX.COM Merger Sub, Inc. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of j2 Global Communications, Inc. (the "Registrant") merged (the "Merger") with and into eFax.com, Inc., a Delaware corporation ("eFax"), pursuant to an Agreement and Plan of Merger dated as of July 13, 2000 among the Registrant, Merger Sub and eFax (the "Merger Agreement"). eFax was the surviving corporation in the Merger and became a wholly-owned subsidiary of the Registrant. A copy of the press release announcing the consummation of the Merger is filed as Exhibit 99.1 to this report.

At the effective time of the Merger (the "Effective Time"), each issued and outstanding share of common stock, par value $0.01 per share, of eFax (the "eFax Common Stock") was converted into the right to receive 0.266 (the "Exchange Ratio") of a share of common stock, par value $0.01 per share, of the Registrant (the "j2 Common Stock"). Any eFax Common Stock owned by the Registrant, Merger Sub or any other direct or indirect subsidiary of Registrant, or owned by eFax or any direct or indirect subsidiary of eFax (collectively, the "Excluded Shares"), were
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cancelled and retired without being so converted. Holders of eFax Common Stock who would otherwise receive fractional shares of j2 Common Stock, instead are entitled to receive a cash payment for their fractional share interests.

At the Effective Time, the Registrant assumed the obligations of eFax with respect to each option to purchase eFax Common Stock outstanding immediately before the Merger under the eFax 1997 Directors' Stock Option Plan, the eFax 1989 Stock Option Plan, and the eFax 1995 Stock Plan. In connection with the Merger, each assumed option was converted into an option to purchase, on the same terms and conditions as were applicable to such converted option, a number of shares of j2 Common Stock equal to the number of shares of eFax Common Stock underlying the converted option multiplied by the Exchange Ratio, at an exercise price equal to the exercise price of the converted option divided by the Exchange Ratio.

In connection with the Merger, and effective one day thereafter, the Registrant filed an amendment to its certificate of incorporation to change its name to j2 Global Communications, Inc. from JFAX.COM, Inc.

The Registrant's Registration Statement on Form S-4 (Registration No. 333-44676), as amended by pre-effective Amendments No. 1 and No. 2, which was declared effective by the Securities and Exchange Commission on October 20, 2000 (as amended, the "Registration Statement"), sets forth certain information regarding the Merger, the Registrant and eFax. Such information in the Registration Statement includes, but is not limited to, information regarding the terms of the Merger, a description of the assets involved, the nature and amount of consideration paid by the Registrant therefor, the method used for determining the amount of such consideration, the nature of any material relationship between eFax and the Registrant, any affiliate, director or officer of the Registrant or any associate of any such director or officer, the nature of the Registrant's business and eFax's business and the Registrant's intended use of the assets acquired in the Merger. The Registration Statement, including the copy of the Merger Agreement filed as an exhibit thereto, is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

It is impracticable for Registrant to file herewith the required financial statements in this Current Report on Form 8-K. Accordingly, such financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date on which this Form 8-K must be filed in accordance with paragraph (4) of Item 7(a) of Form 8-K.

(b) PRO FORMA FINANCIAL INFORMATION

It is impracticable for Registrant to file herewith the required pro forma financial information in this Current Report on Form 8-K. Accordingly, such pro forma financial information will be filed by amendment as soon as practicable, but not later than 60 days after the date on which this Form 8-K must be filed in accordance with paragraph (4) of Item 7(b) of Form 8-K.
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(c) EXHIBITS

The following exhibits are filed as part of this report:


      Exhibit
      Number              Description
      ------              -----------

      99.1 Press Release entitled "j2 Global Communications Announces Closing of Merger with eFax.com," issued November 30, 2000.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              j2 Global Communications
                              (Registrant)
Date: December 5, 2000
                              By: /s/ Nehemia Zucker
                                 ------------------------------------------
                                 Nehemia Zucker, Chief Financial Officer

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                               INDEX TO EXHIBITS


      Exhibit
      Number              Description
      ------              -----------

      99.1 Press Release entitled "j2 Global Communications Announces Closing of Merger with eFax.com," issued November 30, 2000.